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                                                                    EXHIBIT 5.1

                           JONES, DAY, REAVIS & POGUE
                               3500 Suntrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

                                 August 2, 2002

Cumulus Media Inc.
3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, GA  30305

         Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of 20,000,000 shares of Class A Common Stock, par value $.01 per share, of Cumulus Media Inc.

Ladies and Gentlemen:

         We are acting as counsel for Cumulus Media Inc., a Delaware corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-94323) (the "Post-Effective Amendment"). The Post-Effective Amendment relates to the issuance, from time to time, by the Company of up to an aggregate of 20,000,000 shares of Class A Common Stock, par value $.01 per share (the "Shares"), of which up to 16,969,448 shares may be issued and sold by the Company and up to 3,030,552 shares may be sold by certain stockholders (the "Selling Stockholders"), and which Shares were originally registered under the Securities Act of 1933, as amended (the "Act"), by Cumulus Media Inc., an Illinois corporation and predecessor to the Company. This opinion appears as Exhibit 5.1 to the Post-Effective Amendment.

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

         1. the shares to be issued and sold by the Company, when (a) issued and sold in accordance with the Post-Effective Amendment and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and non-assessable; and

         2. the shares to be sold by the Selling Stockholders, after being issued and delivered to the Selling Stockholders upon (a) conversion of the shares of the Company's Class B Common Stock, par value $.01 per share issued or issuable to the Selling

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                  Shareholders or (b) exercise of the warrants, pursuant to
                  their terms and upon payment of the exercise price thereof, as the case may be, assuming that sufficient authorized shares of the Company's Class A Common Stock, par value $.01 per share, are then authorized and available for issuance, will be validly issued, fully paid and non-assessable.

         In rendering this opinion, we have assumed that (i) the Post-Effective Amendment, and any further amendments thereto, will have become effective, (ii) the resolutions authorizing the Company to register, offer, sell and issue the Shares will remain in effect and unchanged at all times during which the Shares are offered, sold or issued by the Company, and (iii) all Shares will be issued in compliance with applicable Federal and state securities laws.

         Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinions herein are limited to, the Delaware General Corporation Law, including the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Post-Effective Amendment and to the reference to us under the caption "Legal Matters" in the prospectus forming part of the registration statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                 Very truly yours,




                                                 /s/ JONES, DAY, REAVIS & POGUE